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PROXY                                                              EXHIBIT 99(a)



                                REVOCABLE PROXY
                         FRANKLIN FINANCIAL GROUP, INC.

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                        SPECIAL MEETING OF STOCKHOLDERS
                                OCTOBER 1, 1996
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         The undersigned hereby appoints __________________ and _______________
with full powers of substitution, to act as proxies for the undersigned, to vote all shares of Common Stock of Franklin Financial Group, Inc. ("FFGI" ) which the undersigned is entitled to vote at a Special Meeting of Stockholders ("Meeting"), to be held in the Jean Keener Room of the Rose Center, 442 W. Second North Street, Morristown, Tennessee, on Tuesday, October 1, 1996 at
10:00 a.m., Eastern Standard Time and at any and all adjournments thereof, as follows:

                                                                             FOR    AGAINST   ABSTAIN
                                                                             ---    -------   -------
     1.      The approval of the Agreement and Plan
             of Merger (the "Merger Agreement") dated March 4,
             1996, as amended, between Union Planters Corp.
             ("UPC"),Franklin Acquisition Corp. ("Franklin
             Acquisition"), Franklin Financial Group, Inc. ("FFGI"),
             Franklin Federal Savings Bank ("Franklin Federal")
             and the Class B Stockholders of FFGI (the "Class B
             Stockholders"), pursuant to which Franklin
             Acquisition would be merged with and into FFGI
             (the "Merger"), with FFGI surviving the Merger and
             becoming a wholly-owned subsidiary of
             UPC.                                                          [   ]    [   ]     [   ]



THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED OR ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

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               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Bank at the Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

         The undersigned acknowledges receipt from the Bank prior to the execution of this proxy, a Notice of the Meeting, and a Prospectus/Proxy Statement dated __________ ___, 1996.


Dated:


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PRINT NAME OF SHAREHOLDER                  PRINT NAME OF SHAREHOLDER


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SIGNATURE OF SHAREHOLDER                   SIGNATURE OF SHAREHOLDER


Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

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PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
POSTAGE-PREPAID ENVELOPE.
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